Exhibit 10.1

INVESTOR RIGHTS AGREEMENT

BY AND AMONG

MKS INSTRUMENTS, INC.

AND

THE CARLYLE STOCKHOLDERS

AUGUST 17, 2022

EXHIBIT

Exhibit A: Form of Joinder Agreement

i

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made as of August 17, 2022 by and among MKS Instruments, Inc., a Massachusetts corporation (the “Company”), Carlyle Partners VI Cayman Holdings, L.P. (“CP VI”), CEP IV Participations, S.à r.l. SICAR, a Luxembourg private limited liability company (société à responsabilité limitée) qualifying as an investment company in risk capital (société d’investissement en capital à risque), having its registered office at 2, avenue Charles de Gaulle, 4th floor, L-1653 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B185226 (“CEP IV”), and Gamma Holding Company Limited (“Gamma” and together with CP VI, CEP IV and any Permitted Transferees of any of the foregoing that becomes a party to this Agreement by execution of a joinder agreement substantially in the form of Exhibit A (a “Joinder Agreement”), collectively the “Carlyle Stockholders”).

RECITALS

A. Whereas, Atotech Limited, a registered public company incorporated and existing under the laws of Jersey (“Atotech”) and the Company are parties to that certain Implementation Agreement, dated July 1, 2021 (as amended, the “Implementation Agreement”) pursuant to which the Company will acquire the entire issued and to be issued share capital of Atotech;

B. Whereas, on the date hereof, pursuant to the Implementation Agreement, the Carlyle Stockholders are receiving shares of common stock, with no par value (the “Common Stock”), of the Company as consideration for their shares of common stock of Atotech; and

C. Whereas, the parties hereto desire to enter into this Agreement, pursuant to which the Company shall grant the Carlyle Stockholders certain registration rights with respect to the Shares, as set forth in this Agreement.

AGREEMENT

Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION	I. DEFINITIONS

1.1 Drafting Conventions; No Construction Against Drafter.

(a) The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.” Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a Business Day (as defined in the Implementation Agreement), then that action may be taken on the next Business Day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises,

this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.

1.2 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” means with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any general partner, partner, officer, director, managing member or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter managed by, or that is controlled by or is under common control with, one or more general partners or managing members of, or shares the same management company with, the specified Person or any investment fund, managed account vehicle, collective investment scheme or comparable investment vehicle (“Fund”) now or hereafter existing that shares the same management company or registered investment advisor with such Person or any Fund now or hereafter existing that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor that controls, is under common control with, manages or advises the Fund that controls such Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Carlyle Stockholders” shall have the meaning set forth in the preamble.

“Carlyle Majority Interest” means, at any given time, the Carlyle Stockholders holding a majority of the outstanding Shares held at that specified time by all Carlyle Stockholders.

“Common Stock” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the preamble and shall include any successor thereto.

“Effective Date” shall have the meaning given such term in the Implementation Agreement.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder.

“Implementation Agreement” shall have the meaning set forth in the recitals.

“Law” shall have the meaning given such term in the Implementation Agreement.

“Permitted Transferee” means, with respect to any Carlyle Stockholder, (i) any Affiliate of such Carlyle Stockholder, (ii) any director, officer or employee of any Affiliate of such Carlyle Stockholder or (iii) any direct or indirect member or general or limited partner of such Carlyle Stockholder that is the transferee of Shares pursuant to a pro rata distribution of Shares by such Carlyle Stockholder to its partners or members, as applicable (or any subsequent transfer of such Shares by the transferee to another Permitted Transferee).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or prior to the Effective Date.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations thereunder.

“Shares” means, at any time, (i) Common Stock and (ii) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares or other equity securities issued or issuable with respect thereto (whether by way of a share dividend, share split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Stockholders” means the Carlyle Stockholders and any other Person who from time to time become party to this Agreement by execution of a Joinder Agreement.

“Tax” shall have the meaning given such term in the Implementation Agreement.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.

“Transferee” means the recipient of a Transfer.

“Valid Business Reason” has the meaning set forth in Section 3.2(f)(ii).

“WKSI” means a well-known seasoned issuer, as defined in the SEC’s Rule 405.

SECTION	II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1 Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Stockholders as follows: (a) the Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company or implicate any preemptive or registration rights of other holders of Shares.

SECTION	III. REGISTRATION RIGHTS

3.1 Demand and Piggyback Rights.

(a) Right to Demand a Non-Shelf Registered Offering. Upon the demand of the Carlyle Stockholders at any time and from time to time after the Effective Date (as defined in the Implementation Agreement), the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Shares requested by the demanding Carlyle Stockholders to be included in such offering; provided that not more than five (5) demands may be made pursuant to this Section 3.1(a) (provided that, any demand that does not result in a sale of shares by the Carlyle Stockholders in excess of $100 million shall not be deemed one of such five (5) demands). A demand by Carlyle Stockholders for a non-shelf registered offering that will result in the imposition of a lockup on the Company and the Stockholders may not be made unless the Shares requested to be sold by the demanding Carlyle Stockholders in such offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $100 million in gross proceeds or such lesser amount if all Shares held by the demanding Carlyle Stockholders are requested to be sold. Subject to the cutback provisions of Section 3.2(e) below, any demanded non-shelf registered offering may, at the Company’s option, include Shares to be sold by the Company for its own account and will also include Shares to be sold by other holders of Shares with similar rights that exercise their related piggyback rights on a timely basis.

(b) Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Common Stock covered by a non-shelf registration statement, the Carlyle Stockholders may exercise piggyback rights to have included in such offering Shares held by them, to the extent not prohibited under any registration rights agreement then in effect pursuant to which such non-shelf registration statement may have been filed (provided that the Company will not grant registration rights to any holder of Common Stock not provide for pro rata sales by the Carlyle Stockholders in any offering), any such Shares to be subject to any cutback provisions thereunder. Subject to the foregoing, the Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

(c) Right to Demand and be Included in a Shelf Registration. So long as the Company is eligible to utilize Form S-3 or a successor form to sell Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415, the Company will facilitate in the manner described in this Agreement a shelf registration of Shares held by the Carlyle Stockholders. The Company shall use its reasonable best efforts to file as soon as practicable after the Effective Date (and in any event within five Business Days thereafter) a shelf registration statement, subject to the final sentence of this paragraph. To the extent the final sentence of this paragraph is not applicable, the Company will file an S-3 registration statement pursuant to this paragraph covering Shares held by each of the Carlyle Stockholders equal to such Carlyle Stockholder’s pro rata share (based on their original respective holdings as of the Effective Date) of the total number of shares that may be sold pursuant to the Lock-Up Agreement (as defined in the Implementation Agreement). At such time as any additional Shares may be sold by the Carlyle Stockholders pursuant to the Lock-Up Agreement, the Company shall, if necessary, amend such shelf registration so that it also covers additional shares held by each of the Carlyle Stockholders equal to such Carlyle Stockholder’s pro rata share of the total number of additional shares that may be sold pursuant to the Lock-Up Agreement. If at the time of such request the Company is a WKSI, such shelf registration would cover an unspecified number of Shares to be sold by the Company and the Carlyle Stockholders, provided however, that if the Company has, at any time, registered an indeterminate number of shares to be sold by the Carlyle Stockholders utilizing Form S-3 ASR, the Company will no longer be obligated to register shares on any other registration statement pursuant this Section 3 for so long as such registration statement remains effective and the Company remains a WKSI (other than in connection with any Piggyback Rights in relation to a competing S-3 ASR).

(d) Demand and Piggyback Rights for Underwritten Offerings. Upon the demand of one or more Carlyle Stockholders made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of Shares off of an effective shelf registration statement or inclusion in any non-shelf registration statement proposed to be filed by the Company. In connection with any underwritten offering (whether pursuant to the exercise of such demand rights or at the initiative of the Company), the Carlyle Stockholders may exercise piggyback rights (any such registration, a “piggyback registration”) to have included in such registration statement Shares held by them and include any such shares in any underwritten offering pursuant to such registration statement. Notwithstanding the foregoing, Carlyle Stockholders may not demand a shelf takedown for an offering or inclusion in a non-shelf offering that will result in the imposition of a lockup on the Company and the Stockholders unless the Shares requested to be sold by the demanding Carlyle Stockholders in such takedown have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $100 million in gross proceeds or such lesser amount if all Shares held by the demanding Carlyle Stockholders are requested to be sold.

(e) Limitations on Demand and Piggyback Rights.

(i) Any demand for the filing of a registration statement or for an underwritten offering or shelf “takedown” will be subject to the constraints of any applicable “clear market” or lockup arrangements, and such demand must be deferred until such “clear market” or lockup arrangements no longer apply. If a demand has been made for a non-shelf registered underwritten offering or for an underwritten shelf “takedown”, no further demands may be made so long as such offering or takedown is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Carlyle Stockholders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (ii) where the Shares are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than Shares, even if such securities are convertible into or exchangeable or exercisable for Shares.

(ii) The Company may postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 90 days if (A) the Board of Directors of the Company reasonably believes that the filing of such registration statement or not suspending the effectiveness of any such shelf registration statement, as applicable, would materially and adversely affect a proposal or plan by the Company to engage in (directly or indirectly through any of its subsidiaries): (1) a material acquisition or divestiture of assets; (2) a merger, consolidation, tender offer, reorganization; or (3) a material financing or any other material business transaction with a third party or (B) the Company is, based on the advice of counsel, in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company (the foregoing clauses (i) and (ii), a “Valid Business Reason”); provided that the Company shall not postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement pursuant to this Section 3.1(f)(ii) on more than one occasion in any 360 day period. The blackout period will end upon the earlier to occur of, (i) in the case of a black-out period imposed pursuant to clause (A) in the preceding sentence, the earlier to occur of (x) a date not later than 90 days from the date such deferral commenced or (y) the date upon which the circumstances described in clause (A) in the preceding sentence are no longer applicable in the good faith judgment of the Company, and (ii) in the case of a black-out period imposed pursuant to clause (B) in the preceding sentence, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or quarterly report on Form 10-Q, or (y) the date upon which such information is otherwise disclosed.

3.2 Notices, Cutbacks and Other Matters.

(a) Notifications Regarding Registration Statements. In order for one or more Carlyle Stockholders to exercise their right to demand that a registration statement be filed pursuant to Sections 3.1(a) or 3.1(c), they must so notify the Company in writing indicating the number of Shares sought to be registered and the proposed plan of distribution. The Company will use commercially reasonable efforts to keep the Carlyle Stockholders contemporaneously apprised of all pertinent aspects of its pursuit of any registration, whether pursuant to a Carlyle Stockholder demand or otherwise, with respect to which a piggyback opportunity is available. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.

(b) Notifications Regarding Registration Piggyback Rights. Any Carlyle Stockholder wishing to exercise its piggyback rights with respect to a non-shelf registration statement pursuant to Section 3.1(b) must notify the Company and the other Carlyle Stockholders of the number of Shares it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the third trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur.

(c) Notifications Regarding Underwritten Offerings.

(i) The Company will use commercially reasonable efforts to keep the Carlyle Stockholders contemporaneously apprised of (including providing notice as promptly as practicable of its intention to conduct any offering of securities) all pertinent aspects of any underwritten offering in order that they may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Carlyle Stockholders be notified by the Company of an anticipated underwritten offering no later than 5:00 pm, New York City time, on (i) if applicable, the third trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the fifth trading day prior to the date on which the pricing of the relevant takedown occurs.

(ii) Any Carlyle Stockholder wishing to exercise its piggyback rights with respect to an underwritten offering must notify the Company and the other Carlyle Stockholders of the number of Shares it seeks to have included in such offering. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (i) if applicable, the trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the trading day prior to the date on which the pricing of the relevant takedown occurs.

(iii) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

(d) Plan of Distribution, Underwriters and Counsel. If (1) a majority of the Shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown are being sold by the Company for its own account and (2) such offering was initiated by the Company and not by any Carlyle Stockholder pursuant to Section 3.1 or 3.2, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. Otherwise, the Carlyle Stockholders will be entitled to determine the plan of distribution and select the managing underwriters, and such Carlyle Stockholders will also be entitled to select counsel for the selling Stockholders (which may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Stockholders.

(e) Cutbacks. If the managing underwriters advise the Company and the selling Stockholders in writing that, in their opinion, the number of Shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Shares being offered, then the number of Shares to be included in such underwritten offering shall be reduced in the following order of priority.

(i) In the case of a registered offering upon the demand of one or more Carlyle Stockholders, the Carlyle Stockholders collectively will have first priority and will be subject to cutback pro rata based on the number of Shares initially requested by them to be included in such offering. To the extent of any remaining capacity, all other shareholders having similar registration rights will have second priority and will be subject to cutback pro rata based on the number of Shares initially requested by them to be included in such offering. To the extent of any remaining capacity, the Company will have third priority. Except as contemplated by the immediately preceding three sentences, other selling shareholders (other than transferees to whom a Carlyle Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of Carlyle Stockholders holding a majority of the Shares being sold in such offering.

(ii) In the case of a registered offering upon the initiative of the Company, the Company will have first priority. To the extent of any remaining capacity, the selling Carlyle Stockholders as a group will have first priority and will be subject to cutback pro rata based on the number of Shares initially requested by them to be included in such offering. To the extent of any remaining capacity, all other shareholders having similar registration rights will have second priority and will be subject to cutback pro rata based on the number of Shares initially requested by them to be included in such offering Except as contemplated by the preceding sentence, other shareholders (other than transferees to whom a Carlyle Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of a Carlyle Majority Interest.

(f) Withdrawals. Even if Shares held by a Carlyle Stockholder have been part of a registered underwritten offering (pursuant to either demand or piggyback rights), such Carlyle Stockholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Shares being offered for its account.

(g) Lockups. In connection with any underwritten offering of Shares, the Company and each Carlyle Stockholder will agree (in the case of Carlyle Stockholders, with respect to Shares respectively held by them), and the Company will use reasonable best efforts to cause such of its executive officers and members of its board of directors as the underwriters in such offering may request, to be bound by the underwriting agreement’s “clear market” and lockup restrictions, as the case may be (which must apply, and continue to apply, in like manner to all of them), that are agreed to (a) by the Company, if (1) a majority of the Shares being sold in such offering are being sold for its account and (2) such offering was initiated by the Company and not by any Carlyle Stockholder pursuant to Section 3.1 or 3.2, or (b) by Carlyle Stockholders holding a majority of Shares being sold by all Carlyle Stockholders, if a majority of the Shares being sold in such offering are being sold by Carlyle Stockholders, as applicable.

(h) Expenses. All expenses incurred in connection with any registration statement or registered offering covering Shares held by Carlyle Stockholders, including, without limitation, all registration and filing fees, printing (including printing certificates for the Shares in a form eligible for deposit with the Depository Trust Company and printing preliminary, supplemental and final prospectuses) expenses, word processing, duplicating, telephone and facsimile expenses, messenger and delivery expenses, transfer taxes, expenses incurred in connection with promotional efforts or “roadshows”, fees and disbursements of counsel (including the reasonable fees and disbursements of outside counsel for Carlyle Stockholders and fees and disbursements of counsel to the underwriters with respect to “blue sky” qualification of such Shares and their determination for eligibility for investment under the laws of the various jurisdictions (up to the cap on such fees included in any applicable underwriting agreement)) and of the independent certified public accountants (including with respect to the preparation of customary financial statements required to be included in any offering document, the provision of any customary comfort letters and any the conduct of special audits required by, or incidental to, such registration), and the expense of qualifying such Shares under state blue sky laws and foreign securities laws, will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Shares sold for the account of a Carlyle Stockholder will be borne by such Carlyle Stockholder.

3.3 Facilitating Registrations and Offerings.

(a) General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Shares on behalf of Carlyle Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 3.3.

(b) Registration Statements. In connection with each registration statement that is demanded by Carlyle Stockholders or as to which piggyback rights otherwise apply, the Company will:

(i) (A) prepare and file (or confidentially submit) with the SEC a registration statement covering the applicable Shares, (B) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten public offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Shares by an underwriter or dealer), (C) seek the effectiveness thereof and (D) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Carlyle Stockholders and as reasonably necessary in order to permit the offer and sale of the such Shares in accordance with the applicable plan of distribution set forth in such registration statement;

(ii) (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Carlyle Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Carlyle Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Carlyle Stockholders or any underwriter available for discussion of such documents;

(2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, upon request of any Carlyle Stockholder (and subject to appropriate confidentiality restrictions), provide copies of such document to counsel for the Carlyle Stockholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Carlyle Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(iii) cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Shares (x) to comply in all material respects with the requirements of the Securities Act, the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) notify each Carlyle Stockholder promptly, and, if requested by such Carlyle Stockholder, confirm such advice in writing, (A) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (B) of the issuance by the SEC or any state or foreign securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation or threatening of any proceedings for that purpose, (C) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (D) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, if required by applicable law, prepare and file a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of Shares registered thereby, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(v) furnish counsel for each underwriter, if any, and for the Carlyle Stockholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(vi) otherwise comply with all applicable rules and regulations of the SEC including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);

(vii) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

(c) Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Carlyle Stockholders or as to which piggyback rights otherwise apply, the Company will:

(i) cooperate with the selling Carlyle Stockholders Shares and the sole underwriter or managing underwriter of an underwritten offering Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends; and enable such Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Carlyle Stockholders or the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, may reasonably request at least five days prior to delivery of such Shares at the closing of such underwritten offering;

(ii) subject always to applicable laws, furnish to each Carlyle Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus or prospectus supplement, and any amendment or supplement thereto and such other documents as such Carlyle Stockholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus or prospectus supplement, by each such Carlyle Stockholder and underwriter in connection with the offering and sale of the Shares covered by the prospectus, preliminary prospectus or prospectus supplement;

(iii) (A) use commercially reasonable efforts to register or qualify the Shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Carlyle Stockholder holding Shares covered by a registration statement, shall reasonably request; (B) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; (C) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement and (D) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Carlyle Stockholder to consummate the disposition in each such jurisdiction of such Shares owned by such Carlyle Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Shares in connection therewith) in any such jurisdiction where it would not otherwise be required to qualify but for this subparagraph (D) or subject itself to taxation in any such jurisdiction;

(iv) (A) cause all Shares being sold to be qualified for inclusion in or listed on The NASDAQ Global Select Market or any other U.S. securities exchange on which Shares issued by the Company are then so qualified or listed if so requested by the Carlyle Stockholders, or if so requested by the underwriter or underwriters of an underwritten offering of Shares, if any; and (B) use best efforts to provide a transfer agent and registrar for all Shares to be sold by the Carlyle Stockholders not later than the effective date of such registration statement;

(v) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(vi) use all reasonable efforts to facilitate the distribution and sale of any Shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Carlyle Stockholders or the lead managing underwriter of an underwritten offering;

(vii) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shares in connection therewith, including:

(1) make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(2) obtain opinions of counsel to the Company in all relevant jurisdictions and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to the underwriters, if any, covering the matters and jurisdictions customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such underwriters;

(3) obtain “cold comfort” letters and updates thereof from the Company’s and Atotech’s (or any of the Company’s other subsidiaries for which financial statements have been included in the registration statement) independent certified public accountants addressed to the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

(4) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Carlyle Stockholders providing for, among other things, the appointment of such representative as agent for the selling Carlyle Stockholders for the purpose of soliciting purchases of Shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

(viii) take all actions to ensure that any free-writing prospectus utilized in connection with any demand registration or piggyback registration or shelf offering hereunder complies in all material respects with the Securities Act in relation to the circulation of a prospectus, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ix) permit any Carlyle Stockholder that, in upon written advice of counsel, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement or comparable statement and to allow such Carlyle Stockholder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Carlyle Stockholder and its counsel should be included;

(x) use commercially reasonable efforts to (A) make Form S-3 available for the sale of Shares and (B) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such registration statement for sale in any jurisdiction, and in the event any such order is issued, use commercially reasonable efforts to obtain as promptly as practicable the withdrawal of such order;

(xi) if requested by any managing underwriter or Carlyle Stockholder and reasonably available, include in any prospectus or prospectus supplement updated financial or business information for the Company’s and/or Atotech’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the reasonable judgment of the managing underwriter;

(xii) take no direct or indirect action prohibited by Regulation M under the Exchange Act, provided, however, that to the extent any prohibition is applicable to the Company, the Company will take such action as is reasonably required, in the opinion of counsel to the Company, to make any such prohibition inapplicable;

(xiii) cooperate with each Carlyle Stockholder covered by the registration statement and each underwriter or agent participating in the disposition of such Shares and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the Shares are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;

(xiv) if the Company files an automatic shelf registration statement covering any Shares, use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xv) if the Company does not pay the filing fee covering the Shares at the time an automatic shelf registration statement is filed, pay such fee at such time or times as the Shares are to be sold; and

(xvi) if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year, refile a new automatic shelf registration statement covering the Shares, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its commercially reasonable efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(d) Due Diligence. In connection with each registration and offering of Shares to be sold by Carlyle Stockholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the underwriters and any counsel or accountant retained by such Carlyle Stockholder or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

(e) Information from Stockholders. Each Carlyle Stockholder that holds Shares covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Shares by such Carlyle Stockholder and the proposed distribution by such Carlyle Stockholder of such Shares as the Company may from time to time reasonably request in writing.

(f) If the Company files any automatic shelf registration statement for the benefit of the holders of any of its securities other than the Carlyle Stockholders, and the Carlyle Stockholders do not request that their Shares be included in such shelf registration statement, the Company agrees that, at the request of the Carlyle Majority Interest, it will include in such automatic shelf registration statement such disclosures as may be required by Rule 430B in order to ensure that the Carlyle Stockholders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment. If the Company has filed any automatic shelf registration statement for the benefit of the holders of any of its securities other than the Carlyle Stockholders, the Company shall, at the request of the Carlyle Majority Interest, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the Carlyle Stockholders may be added to such Shelf Registration Statement.

3.4 Indemnification.

(a) Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement of Shares held by Carlyle Stockholders or any underwritten offering of such securities, the Company will hold harmless Carlyle Stockholders, any such Carlyle Stockholder’s officers, directors, employees, agents, fiduciaries, shareholders, managers, partners, members, Affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each underwriter in any such underwritten offering of such securities and each other person, if any, who controls any Carlyle Stockholder or such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any losses, claims, actions, damages, liabilities or expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”), joint or several, to which Carlyle Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 3.4, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse any such Indemnified Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, preliminary prospectus or free-writing prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Indemnified Person specifically for use in the preparation thereof.

(b) Indemnification by Carlyle Stockholders. Each Carlyle Stockholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.4(a)) the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act), with respect to Losses (as determined by a final and unappealable judgment, order or decree of a court of competent jurisdiction) arising from (i) any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Carlyle Stockholder specifically regarding such Carlyle Stockholder for use in the preparation of such registration statement or amendment or supplement, and (ii) compliance by such Carlyle Stockholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

(c) Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.4(a) and Section 3.4(b), the indemnified party will, if a resulting claim is to be made or may be made against and indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Section 3.4, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent not to be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

(d) Contribution. If the indemnification required by this Section 3.4 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable Losses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Carlyle Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4(d). Notwithstanding the provisions of this Section 3.4(d), no indemnifying party shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the securities which were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

(e) Non-Exclusive Remedy. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 3 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Shares and the termination or expiration of this Agreement.

3.5 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Carlyle Stockholder, make publicly available such information) and it will take such further action as any Carlyle Stockholder may reasonably request, so as to enable such Carlyle Stockholder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Carlyle Stockholder, the Company will deliver to such Carlyle Stockholder a written statement as to whether it has complied with such requirements.

SECTION	IV. PROHIBITION ON CERTAIN TAX ELECTIONS

4.1 Notwithstanding any provision of the Implementation Agreement and except as provided in this Section 4.1, the Company and its Affiliates shall be prohibited from making an election under Section 336 or Section 338 of the United States Internal Revenue Code of 1986, as amended (the “Code”) with respect to the transactions contemplated by the Implementation Agreement or any entity classification election pursuant to United States Treasury Regulation Section 301.7701-3 with respect to Atotech or its Subsidiaries, which election has retroactive effect to a Pre-Closing Tax Period, or any other Tax election with respect to Atotech or any of its Subsidiaries that could reasonably be expected to have retroactive effect on the Tax liability of any direct or indirect shareholder of Atotech; provided that (i) no more than sixty (60) days following the end of the calendar quarter in which the Effective Date occurs, CP VI shall, after consulting with a third-party tax or legal advisor of recognized standing, certify to the Company whether or not (A) The Carlyle Group, Inc., any of its Affiliates (other than a partnership that did not own (within the meaning of Section 958(a) of the Code) any shares of stock of Atotech), or any limited partner in any of its Affiliated investment funds was a “United States shareholder” of Atotech (as such term is defined in Section 951(b) of the Code and the United States Treasury Regulations promulgated thereunder) as of the Effective Date and (B) such United States shareholder (or in the case of a partnership that was a United States shareholder, any of its partners) is reasonably likely to incur additional Tax by reason of the Company or its Affiliates making one or more elections pursuant to Section 338(g) of the Code with respect to the transactions contemplated by the Implementation Agreement (as compared to the Tax that would have been incurred by such United States shareholder if no such election(s) had been made); provided further that, for the avoidance of doubt, the determination in the preceding clause (i) shall take into account any change in applicable U.S. Tax Law after the date hereof and prior to the date on which the United States Internal Revenue Service Form 8023 with respect to such Section 338(g) elections that would apply to the transactions contemplated by this Agreement is due, and (ii) the Company or its Affiliates shall be permitted to make elections under Section 338(g) of the Code with respect to the transactions contemplated by this Agreement if (but only if) CP VI certifies pursuant to clause (i) that there was no such Person meeting the above described conditions.

SECTION	V. MISCELLANEOUS PROVISIONS

5.1 Tax Information. Promptly upon request by any Carlyle Stockholder, the Company will prepare and deliver to such Carlyle Stockholder any information and certified statement that such Carlyle Stockholder reasonably determines to be necessary for such Carlyle Stockholder (or its direct or indirect owners) to comply with obligations for tax reporting or tax withholding with respect to its pre-Acquisition investment in Atotech. For the avoidance of doubt, such a request by any Carlyle Stockholder may require the Company, (i) for purposes of Section 301 of the Code, to prepare financial statements for Atotech and its Subsidiaries pursuant to the principles of “earnings and profits” within the meaning of United States federal income tax law and to determine the amount of any “dividend” to a Carlyle Stockholder within the meaning of Section 316 of the Code, (ii) for purposes of Sections 951, 951A and 1248 of the Code, to determine whether Atotech or any of its subsidiaries was a “controlled foreign corporation” within the meaning of Section 957 of the Code prior to the Acquisition, to prepare financial statements pursuant to the principles of “earnings and profits” within the meaning of United States federal income tax law, to determine the amount of any “subpart F income” within the meaning of Section 952 of the Code and any “global intangible low-taxed income” within the meaning of Section 951A of the Code, and to determine the amount of dividend income recognized by any Carlyle Stockholder in connection with the Acquisition by reason of Section 1248 of the Code and (iii) for purposes of Section 1291 of the Code and the election under Section 1295 of the Code, to determine whether the Company or any of its subsidiaries was a “passive foreign investment company” within the meaning of Section 1297 of the Code prior to the Acquisition. The Carlyle Stockholder shall, or shall cause one or more of its Affiliates to, reimburse the Company for all out-of-pocket expenses reasonably incurred by it in connection with responding to any request by the Carlyle Stockholder under this Section 5.1.

5.2 Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Date regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.

5.3 Amendment and Waiver; Actions of the Board. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the Carlyle Majority Interest and the Company. Any consent given as provided in the preceding sentence shall be binding on all parties. Further, with the prior written consent of the Carlyle Majority Interest and the Company, at any time hereafter Permitted Transferees may be made parties hereto, with any such additional parties shall be treated as “Stockholders” for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto.

5.4 Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service, or delivered to the applicable party at the respective address indicated below:

If to the Company:

MKS Instruments, Inc.

2 Tech Drive, Suite 201

Andover, Massachusetts 01810

Attn: General Counsel

With a copy (which shall not constitute notice):

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th floor

New York, New York 10020

Attn: Jonathan Klein

Facsimile: (212) 884-8502

If to CP VI and/or Gamma:

c/o The Carlyle Group

1001 Pennsylvania Avenue, N.W.

Washington, DC 20004

Attention: Martin W. Sumner

Facsimile: (202) 347-1818

With a copy (which shall not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, N.W.

Washington, D.C. 20004

Attention: Patrick H. Shannon

Facsimile: (202) 637-2201

If to CEP IV:

2, avenue Charles de Gaulle, 4th floor

L-1653 Luxembourg

Grand Duchy of Luxembourg

Attention: Board of Managers

With a copy (which shall not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, N.W.

Washington, D.C. 20004

Attention: Patrick H. Shannon

Facsimile: (202) 637-2201

5.5 Counterparts. This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.6 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.

5.7 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.8 Termination. This Agreement shall terminate, with respect to any Stockholder, on the date that such Stockholder no longer holds any Shares. The provisions of Section 3.2(h) and Section 3.4 shall survive any termination.

5.9 Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

5.10 Successors and Assigns; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns of the parties as contemplated herein. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession.

5.11 Consent to Jurisdiction; Specific Performance; Waiver of Jury Trial.

(a) Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Wilmington, Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 4.3. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

(c) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 4.10. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

5.12 Further Assurances. At any time or from time to time after the Effective Date, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

5.13 Inconsistent Agreements. Neither the Company nor any Stockholder shall enter into any agreement or side letter with, or grant any proxy to, any Stockholder, the Company or any other Person (whether or not such proxy, agreements or side letters are with other Stockholders, holders of Common Shares that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.

5.14 In-Kind Distributions. If any of the Carlyle Stockholders (and/or any of their affiliates) seeks to effectuate an in-kind distribution of all or part of its Shares to its respective direct or indirect equity holders, the Company will, subject to any applicable lock-ups, use commercially reasonable efforts to facilitate such in-kind distribution in the manner reasonably requested and consistent with the Company’s obligations under the Securities Act.

5.15 Recapitalization Transactions. If at any time or from time to time there is any change in the capital structure of the Company by way of stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by other means, appropriate adjustments will be made in the provision hereof so that the rights and privileges granted hereby will continue.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties are signing this Investor Rights Agreement as of the date first set forth above.

COMPANY:

MKS INSTRUMENTS, INC.

By:	/s/ Seth H. Bagshaw
	Name:	Seth H. Bagshaw
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature page to Investor Rights Agreement]

CARLYLE STOCKHOLDERS:

CARLYLE PARTNERS VI CAYMAN HOLDINGS, L.P.

by TC Group VI Cayman, L.P., its general partner by TC Group VI Cayman, L.L.C., its general partner

By:	/s/ Christopher Spitzhoff
Name: Christopher Spitzhoff
Title: Authorized Person

CEP IV PARTICIPATIONS, S.A.R.L. SICAR

By:	/s/ William Cagney /s/ Estelle Beyl-Vodouhé
Name: William Cagney and Estelle Beyl-Vodouhé
Title: Managers

GAMMA HOLDING COMPANY LIMITED

By:	/s/ Karen McMongale
Name: Karen McMongale
Title: Director

[Signature page to Investor Rights Agreement]

EXHIBIT A

Joinder Agreement

By execution of this signature page, [_______________] hereby agrees to become a Party to, and to be bound by the obligations of, and receive the benefits of, that certain Investor Rights Agreement, dated as of August 17, 2022, by and among MKS Instruments, Inc., a Massachusetts corporation, Carlyle Partners VI Cayman Holdings, L.P., CEP IV Participations, S.à r.l. SICAR and Gamma Holding Company Limited (collectively, the “Carlyle Stockholders”), as amended from time to time thereafter.

[_______________] hereby represents, warrants and covenants to the Company and the Carlyle Stockholders as follows: (a) such Person has full legal capacity to enter into this Joinder Agreement and the Investor Rights Agreement and perform its obligations hereunder and thereunder; (b) this Agreement constitutes the valid and binding obligation of such Person enforceable against such Person in accordance with its terms; and (c) the execution, delivery and performance by such Person of this Agreement does not and will not: (i) violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Person, or require such Person to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; or (ii) constitute a breach of or default under any material agreement to which such Person is a party.

[Name]

By:
Name:
Title:

Notice Address:

Accepted:

MKS INSTRUMENTS, INC.

By:
Name:
Title: